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                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                    FORM 8-K


                            Current Report Pursuant
                         to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported)  October 13, 2000
                                                        ----------------

                    LERNOUT & HAUSPIE SPEECH PRODUCTS N.V.
                    --------------------------------------
            (Exact Name Of Registrant As Specified In Its Charter)

                            The Kingdom of Belgium
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                (State or Other Jurisdiction of Incorporation)

              0-27296                                   N/A
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       (Commission File Number)           (I.R.S. Employer Identification No.)

    52 Third Avenue, Burlington, Massachusetts               01803
    ------------------------------------------               -----
(Address of Principal Executive Offices in the U.S.)       (Zip Code)

                                   (781) 203-5000
                                   --------------
              (Registrant's Telephone Number, Including Area Code)

         ------------------------------------------------------------
         (Former Name or Former Address, if Changed Since Last Report)
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Item 5.          Other Events.
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     As previously announced by the Registrant, on October 13, 2000, Visteon
Corporation ("Visteon") filed a complaint against the Registrant in the Suffolk County Superior Court Department of the Commonwealth of Massachusetts. Visteon has also commenced an arbitration proceeding before the American Arbitration Association against the Registrant. The court action alleges breach of the parties' joint venture operating agreement and letter of intent, breach of fiduciary duties and violation of RICO and seeks injunctive relief and damages. The Registrant believes that Visteon's claims are without merit and plans to vigorously defend this position.

     Litigation is unpredictable. As a result, notwithstanding the Registrant's belief that Visteon's claims are without merit, the Registrant cannot make any guarantees regarding the outcome of these proceedings. Moreover, even if the Registrant is successful, litigation can be extremely expensive and time consuming. An unfavorable outcome or prolonged litigation with Visteon could have a material adverse affect on our business, results of operations or financial condition.

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                                   SIGNATURE
                                   ---------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

                              LERNOUT & HAUSPIE SPEECH
                              PRODUCTS N.V.
Dated:  October 17, 2000

                              By: /s/ Daniel P. Hart
                                  --------------------
                                  Daniel P. Hart
                                  Senior Vice President and General Counsel

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